Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MORGAN STANLEY SMITH BARNEY CHARTER GRAHAM L.P.”, CHANGING ITS NAME FROM “MORGAN STANLEY SMITH BARNEY CHARTER GRAHAM L.P.” TO “MANAGED FUTURES CHARTER GRAHAM L.P.”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF AUGUST, A.D. 2010, AT 6:28 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
2921240 8100	Jeffrey W. Bullock, Secretary of State
100851422	AUTHENTICATION: 8189056
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 08-24-10

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is                                                                                        Morgan Stanley Smith Barney Charter Graham L.P.

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

The name of the limited partnership as it appears on the index of names in the Department of State is: Managed Futures Charter Graham L.P.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 23rd day of August, A.D. 2010.

By:	Demeter Management LLC
General Partner(s)

By:	/s/ Walter Davis

State of Delaware Secretary of State Division of Corporations Delivered 06:38 PM 08/23/2010 FILED 06:28 PM 08/23/2010 SRV 100851422 –2921240 FILE